Exhibit 99.1

FOR:	CONTACT:
Precision Auto Care, Inc.	Robert R. Falconi
P.O. Box 5000	President & COO
Leesburg, VA 20177	(703) 777-9095, x214
www.precisiontune.com

FOR IMMEDIATE RELEASE

PRECISION AUTO CARE ANNOUNCES

  SALE OF SEATTLE MARKET AREA DEVELOPER RIGHTS

LEESBURG, VA – August 9, 2004, Precision Auto Care, Inc. (OTC Bulletin Board:  PACI) today announced  the sale of the Area Developer rights to the  Washington state market where the Company currently maintains 14 franchise locations to North Pacific Precision, Inc. (NPPI) for $500,000.  Robert Falconi, President and COO, stated, “The sale of the Area Developer rights to NPPI is a natural fit for us. PACI is committed to the 3-tier Area Developer concept. Over the past 15 months, we have brought four new Area Developers into our system in addition to selling the rights to Washington to an existing Area Developer. Area Developers can grow the Precision brand rapidly. Over the next year, we expect to add several more Area Developers in markets where we do not currently have a presence. In addition, we will even consider acquisitions. We know that the time is right for us to grow.”

Lou Brown, CEO and Chairman, said, “We are very happy about this transaction for one primary reason -  we believe this transaction will be good for our franchisees in the Seattle market. NPPI is owned by Bob Hedayati and led by Jim Barger, two individuals who are very experienced in the Precision system, and have already demonstrated considerable success in supporting and growing the Precision brand in California. We are confident that they will have similar success in Seattle.”

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Jim Barger, President of NPPI, stated, “We are excited about consummating this deal. The purchase of the Area Developer rights to Washington fits in with our long term business objectives.  Bob Hedayati and I are committed to growing Precision all over the west coast. We believe that over the next 5 years, we will add at least 20 more Precision franchises in California, Oregon and Washington. This is a win-win-win for the franchisees, PACI and NPPI.”

As a result of the agreement, PACI and NPPI will split the royalty fees from the franchisees at a 50/50 rate going forward.

Precision Auto Care, Inc.’s affiliate, Precision Franchising LLC, is one of the world’s leading franchisors of auto care centers, with 428 operating centers as of August 9, 2004. The Company franchises Precision Tune Auto Care centers around the world.

Cautionary Statement:  The statements in this press release contain forward-looking statements within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.  These statements are based on the Company’s current expectations, estimates and projections.  Statements that are not historical facts are forward-looking statements and typically are identified by words like “believe,” “anticipate,” “could,” “estimate,” “expect,” “intend,” “plan,” “project,” “will” and similar terms.  These statements are not guarantees of future performance, events or results and involve potential risks and uncertainties.  Accordingly, actual results may differ from current expectations, estimates and projections.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may impact the Company’s actual results include: (i) business conditions and the general economy; (ii) the federal, state and local regulatory environment; (iii) increased competitive pressure in the automotive after-market services business;  (iv) significant automotive technology advances;  (v) management’s ability to execute the Company’s business plan; and (vi) the Company’s ability to sell franchises in each state.  Additional information concerning risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the forward-looking statements are in the Company’s filings with the Securities and Exchange Commission and in its Annual Report on Form 10-K for the year ended June 30, 2003.  The forward-looking statements contained in this prospectus represent the Company’s judgment as of the date of this prospectus, and you should not unduly rely on these statements.

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